Exhibit 10.4

1240 Deming Way

Madison, Wisconsin

THIRD AMENDMENT TO LEASE

March 27, 2020

THIS AMENDMENT modifies a lease between Old Sauk Trails Park Limited Partnership as Landlord (“Landlord”) and Accuray Incorporated, as assignee from TomoTherapy Incorporated (“Tenant”) for the Premises at 1240 Deming Way, Madison, Wisconsin.

RECITALS

WHEREAS, Landlord and Tenant are parties to a Lease and Lease Addendum dated October 22, 2001 and amended on March 8, 2002, May , 2002, January 30, 2004, April , 2004, May 1, 2004, January 26, 2005, November 16, 2012, and October 19, 2016 (collectively the “Lease”) for the building and other improvements at 1240 Deming Way, Madison, Wisconsin (the “Building”); and

WHEREAS, Landlord has requested that Tenant release its Right of Early Termination provided by Section 10.04 of the Lease in exchange for abatement of Rent (as defined in the Lease), in a total amount equal to One Hundred Seventy-Nine Thousand, One Hundred Twelve and 50/100 Dollars ($179,112.50), which reflects the total Rent due for the two (2) months of May, 2020 and June, 2020 at a monthly Rent in the amount of Eighty Nine Thousand Five Hundred Fifty-Six and 25/100 Dollars ($89,556.25) (or the equivalent amount applied to any two calendar months as requested by Tenant between May, 2020 and December, 2020) (such abatement of Rent, the “Rent Abatement”).

NOW, THEREFORE, Landlord and Tenant agree that the Lease is hereby amended to add the Rate Abatement and that the Lease, as amended hereby, is affirmed and shall remain in full force and effect except with respect to the following deletion to the Lease:

The caption and language immediately following the caption labeled “Section 10.04 Right of Early Termination” is deleted in its entirety.

[Signature page follows.]

In witness whereof, Landlord and Tenant have signed this Third Amendment as of the 27th day of March, 2020.

LANDLORD	TENANT
Old Sauk Trails Park Limited Partnership, a Wisconsin limited partnership	Accuray Incorporated
By: Gialamas Family Holdings, LLC, its General Partner	1310 Chesapeake Terrace Sunnyvale, CA 94089
8040 Excelsior Drive, Suite 200	Attn: CFO and General Counsel
Madison WI 53717

By: /s/ Dennis Sandora	By: /s/ Jesse Chew
Dennis Sandora	Name: Jesse Chew
Director	Title: General Counsel